SCHEDULE 14A

                           PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             BIG ENTERTAINMENT, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   REGISTRANT
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

         .......................................................................
         2)       Aggregate number of securities to which transaction applies:

         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         .......................................................................
         4)       Proposed maximum aggregate value of transaction:

         .......................................................................
         5)       Total fee paid:

         .......................................................................
[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         ..................................................................
         2)       Form, Schedule or Registration Statement No.:
         ..................................................................

         3)       Filing Party:

         ..................................................................
         4)       Date Filed:

                             BIG ENTERTAINMENT, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

              ----------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 13, 1997
              -----------------------------------------------------



        To the Shareholders of Big Entertainment, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Big Entertainment, Inc., a Florida corporation (the "Company"), will be held on Thursday, November 13, 1997, at 4:30 p.m., at the Four Seasons Hotel, 57th East 57 Street, New York, New York 10022 (please note this is not the Four Seasons Restaurant), for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

        1.      To elect eight Directors of the Company for the ensuing year;

        2. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997; and

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on September 22, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A form of proxy and copies of the Company's Annual Report to Shareholders for the year ended December 31, 1996 and Quarterly Report for the quarter ended June 30, 1997 are enclosed.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Laurie S. Silvers, Secretary

Boca Raton, Florida
October 14, 1997

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                             BIG ENTERTAINMENT, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

                          ----------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 13, 1997
                          ----------------------------


        The enclosed proxy is solicited by the Board of Directors of Big Entertainment, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 13, 1997, beginning at 4:30 p.m., at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 (please note this is not the Four Seasons Restaurant), and at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date on which this Proxy Statement and the enclosed proxy are being mailed to shareholders is October 14, 1997. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. Proxies will be voted as marked. If no space is marked, proxies will be voted by the persons therein named at the meeting: (i) for the election of the directors recommended by the Company; (ii) in favor of the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 1997; and
(iii) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

        The cost of the Board of Directors' proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.

        At the record date for the Annual Meeting, the close of business on September 22, 1997 (the "Record Date"), the Company had outstanding 6,880,958 shares of common stock, $.01 par value per share (the "Common Stock"), 217,600 shares of Series A Variable Rate Convertible Preferred Stock, $6.25 stated value per share (the "Series A Preferred Stock"), 121,393 shares of Series B Variable Rate Convertible Preferred Stock, $5.24 stated value per share (the "Series B Preferred Stock") and 20,000 shares of Series C Variable Rate Convertible Preferred Stock, $100 stated value per share (the "Series C Preferred Stock") (the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are hereinafter collectively referred to as the "Shares"). Each Share entitles the holder thereof to one vote on each matter submitted to a vote of shareholders and all Shares vote together as a single class. Only holders of Shares on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. If less than a majority of the outstanding Shares entitled to vote are represented at the Annual Meeting, a majority of the Shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before any adjournment is taken. Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of directors, will require an affirmative vote of the holders of a majority of the Shares voting in person or by proxy at the Annual Meeting.

        Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of Shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as Shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

        A broker or nominee holding Shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's Shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such Shares that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

        A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER- DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                          BENEFICIAL SECURITY OWNERSHIP

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each of the shareholders of the Company who owns more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers (as hereinafter defined) and
(iv) all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.


                                                       NUMBER OF SHARES                     PERCENTAGE OF
    NAME AND ADDRESS OF BENEFICIAL OWNER(1)           BENEFICIALLY OWNED                BENEFICIAL OWNERSHIP
    ---------------------------------------           ------------------                --------------------
Mitchell Rubenstein(2)                                     1,937,255                           25.96%

Laurie S. Silvers(2)                                       1,937,255                           25.96%

Asbury Park Press, Inc.(3)                                   758,229                           10.33%

Tekno Simon, LLC(4)                                          523,126                            7.23%

Dr. Martin H. Greenberg(5)                                   268,262                            3.69%

Harry T. Hoffman(6)                                            7,887                              *

Dr. Lawrence Gould(6)                                          7,887                              *

Jules L. Plangere, Jr.(7)(8)                                   9,764                              *

E. Donald Lass(7)(8)                                           9,764                              *

Deborah J. Simon(9)                                            8,928                              *

John W. Waller, III(10)                                        4,762                              *

State of Wisconsin Investment Board                          400,000                            5.52%

All directors, director nominees and executive             2,254,509                           29.87%
officers of the Company as a group (nine
persons)(7)(9)(11)

--------------------

        *       Less than 1%

        (1) Except as noted in this footnote, the address of each beneficial owner is in care of the Company, 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431. The business address of Asbury Park Press is 3601 Highway 66, Neptune, New Jersey 07754, the business address of Tekno Simon, LLC is 115 W. Washington Street, Indianapolis, Indiana 46204 and the business address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

        (2) All of such shares owned by Mr. Rubenstein and Ms. Silvers are held by them as tenants by the entirety. Includes an aggregate of 222,250 shares of Common Stock issuable pursuant to stock options granted to Mr. Rubenstein and Ms. Silvers that are exercisable within 60 days of the date of this Proxy Statement.
        (3) Includes 100,000 shares of Common Stock issuable pursuant to currently exercisable stock options.
        (4)     Includes 217,600 shares of Series A Preferred Stock and
                121,393 shares of Series B Preferred Stock. The Series A Preferred Stock and the Series B Preferred Stock vote together with the Common Stock as a single class (except as required by law), with the Series A Preferred Stock and the Series B Preferred Stock having one vote per share.
        (5) Includes (i) 91,667 shares of Common Stock owned by Dr. Greenberg's spouse and (ii) 36,528 shares of Common Stock issuable pursuant to currently exercisable stock options.
        (6) Represents shares of Common Stock issuable pursuant to currently exercisable stock options.
        (7) Does not include 758,229 shares of Common Stock beneficially owned by Asbury Park Press, of which Messrs. Plangere and Lass are directors and executive officers, with respect to which shares Messrs. Plangere and Lass disclaim beneficial ownership.
        (8) Includes shares of Common Stock issuable pursuant to currently exercisable stock options held by each of Messrs. Plangere and Lass.
        (9) Includes 8,928 shares of Common Stock issuable pursuant to stock options which become exercisable within 60 days of the date of this Proxy Statement. Does not include the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by Tekno Simon, LLC ("Tekno Simon"), with respect to which Ms. Simon disclaims beneficial ownership. Tekno Simon is controlled by Melvin Simon, Deborah J. Simon's father.
        (10) Represents shares of Common Stock issuable pursuant to stock options that are exercisable within 60 days of the date of this Proxy Statement.
        (11) Includes an aggregate of 307,770 shares of Common Stock issuable pursuant to options that are currently exercisable and those options which will be exercisable within 60 days of the date of this Proxy Statement.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

        At the Annual Meeting, eight directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the eight persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

        The following table sets forth certain information concerning each nominee.

        NAME                         AGE            POSITION
        ----                         ---            --------
Mitchell Rubenstein                  43             Chairman and Chief Executive Officer
Laurie S. Silvers                    45             Vice Chairman, President and Secretary
Dr. Lawrence Gould                   66             Director
Dr. Martin H. Greenberg              56             Chief Executive Officer of Tekno Books,
                                                      a 51% owned subsidiary of the
                                                      Company, and Director
Harry T. Hoffman                     69             Director
E. Donald Lass                       59             Director
Jules L. Plangere, Jr.               76             Director
Deborah J. Simon                     40             Director


        MITCHELL RUBENSTEIN is a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a 24-hour national cable television network devoted to science fiction, fantasy and horror programming that was acquired by USA Network (a partnership of Viacom Corporation and the Universal division of the Seagram Company, Ltd.) in March 1992. Mr. Rubenstein served as President of the Sci- Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Mr. Rubenstein also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law from New York University School of Law in 1979. Together with Ms. Silvers, Mr. Rubenstein was voted Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

        LAURIE S. SILVERS is a founder of the Company and has served as its Vice Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Ms. Silvers also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989 and co-owned a television station from 1990 to 1991. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers has also served on the Board of Directors of the Pine Crest Preparatory School, Inc. since 1993. She has been a member of the Pine Crest Preparatory School, Inc. Board of Advisors (Boca Raton Campus) since 1987, and served as its Chairman from 1995-1997. Ms. Silvers has served as a member of the executive advisory board of the School of Business of Florida Atlantic University, and has been a member of the Economic Council of Palm Beach since 1995. Together with Mr. Rubenstein, Ms. Silvers was voted Co-Business Person of the Year, City of Boca Raton, Florida in 1992 and has been a keynote speaker at various business symposia, including one held at Harvard Business School. Ms. Silvers is married to Mitchell Rubenstein.

        DR. LAWRENCE GOULD has served as a director of the Company since July 1993. From 1962 to 1982 Dr. Gould served as an executive officer of M/A-COM, Inc., a New York Stock Exchange listed company engaged in the manufacture of products for communications and the defense industry, including as Chief Executive Officer (1975 to 1982), President (1969 to 1975) and Executive Vice President and Chief Operating Officer (1962 to 1969); he also served as Chairman of the Board of M/A-COM, Inc. from 1978 to 1982 and as a consultant to that company from 1982 to 1990. Dr. Gould's primary business activities since 1990 have been as Chairman of the Board and principal of several private companies, including Gould Enterprises, Inc. (resort development) and Point Sebago Enterprises, Inc. (management of the Point Sebago, Maine resort), since 1974, and as Chairman of the Board of Point Sebago Camp Sunshine, Inc., a not-for-profit corporation, since 1985.

        DR. MARTIN H. GREENBERG has served as a director of the Company since July 1993, and as a consultant to the Company from February 1993 to December 1994. Since December 1994, Dr. Greenberg has served as Chief Executive Officer of Tekno Books, 51% of which is owned by the Company and 49% of which is owned by Dr. Greenberg. Dr. Greenberg was President and a principal shareholder of Tomorrow, Inc., a company engaged in book licensing and packaging, from 1990 until its acquisition by the Company in 1994. See "Certain Transactions -- Tomorrow Acquisition." Dr. Greenberg is also co-publisher of Mystery Scene Magazine, a mystery genre trade journal of which the Company owns a majority interest. Dr. Greenberg is widely regarded as the leading anthologist in trade publishing, and has served as editor or author of more than 700 books in various genre, including science fiction, fantasy, mystery and adventure. Dr. Greenberg also is the 1995 recipient of the Ellery Queen Award, presented by the Mystery Writers of America for Lifetime Achievement.

        HARRY T. HOFFMAN has served as a director of the Company since July 1993. From 1979 until his retirement in 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler.

        E. DONALD LASS has served as a director of the Company since July 1993. Mr. Lass has been President and Chief Executive Officer of New Jersey Press, Inc. ("New Jersey Press") since May 1991, President and Chief Executive Officer of Asbury Park Press, Inc. ("Asbury Park Press"), a wholly owned subsidiary of New Jersey Press, since 1980 and 1991, respectively, and Editor and Publisher of ASBURY PARK PRESS, New Jersey's second largest newspaper since 1991. Press Broadcasting Company, another wholly owned subsidiary of New Jersey Press, owns three radio stations in New Jersey and an independent television station in Orlando, Florida. Mr. Lass is a member of numerous trade organizations, including the American Society of Newspaper Editors, the American Newspaper Publishers Association, the Society of Newspaper Design, the National Association of Broadcasters and the National Association of Television Programming Executives, and has served as Chairman (1989) and President (1988) of the New Jersey Press Association and as President (1989) of the New Jersey Press Foundation. He is a graduate of Lafayette College and the Columbia University Graduate School of Journalism.

        JULES L. PLANGERE, JR. has served as a director of the Company since July 1993. Mr. Plangere has been Chairman of the Board of Asbury Park Press, Inc., the owner of ASBURY PARK PRESS, since 1980 and has served Asbury Park Press in various capacities since 1947, including Chief Executive Officer (1980 to 1991), Publisher (1977 to 1991), President and General Manager (1974 to 1977) and Production

Manager (1954 to 1974). In addition, Mr. Plangere has been Chairman of the Board of New Jersey Press, since May 1991. Mr. Plangere is a former director of the New Jersey State Chamber of Commerce and a trustee and former chairman of the Monmouth University Board of Trustees.

        DEBORAH J. SIMON has served as a director of the Company since November 1995. Ms. Simon has held the position of Senior Vice President of Simon Property Group, now the Simon DeBartolo Group, an Indianapolis-based real estate development and management firm that is listed on the New York Stock Exchange, since 1991. Prior to that, Ms. Simon served as Vice President -- Western Region Leasing of the Simon Property Group. Prior to serving as a leasing representative, Ms. Simon served as director of internal communications and assistant director of training at Simon Property Group. She also has been an independent producer, with several television credits to her name. A native of Indianapolis, Ms. Simon attended the University of Southern California. She is a member of the International Council of Shopping Centers and is a graduate of that organization's leasing institute. She currently serves on the Board of Directors of the Indianapolis Children's Museum, Indiana Repertory Theater, Indianapolis Museum of Art and Circle Centre's Youth Investment Fund.

        John W. Waller, III (who served as a director of the Company since 1996) and the Company have mutually agreed that Mr. Waller will not be renominated for election as a director of the Company based on his commitments to other matters.

        The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

        Pursuant to a November 1995 Stock Purchase Agreement with Tekno Simon (the "Simon Stock Purchase Agreement"), Tekno Simon, an affiliate of the Simon Property Group, has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of Series A Preferred Stock and Series B Preferred Stock purchased pursuant to the Simon Stock Purchase Agreement (or shares of Common Stock issued or issuable upon conversion thereof) and (ii) the shares of Common Stock purchased by Tekno Simon in the Company's August 1995 private offering. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers, Asbury Park Press and Dr. Martin H. Greenberg, have agreed to vote their shares of Common Stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon. See "Certain Transactions--Investment by Affiliate of Simon DeBartolo Group."

        THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 1996 have been complied with.

MEETINGS AND COMMITTEES

        During the year ended December 31, 1996, the Board of Directors held three meetings. The Board of Directors also acted by unanimous written consent on four occasions during such year.

        The Board of Directors has two committees, the Compensation Committee and the Stock Option Committee. Mitchell Rubenstein and two independent directors, Harry T. Hoffman and Dr. Lawrence Gould, are the members of the Compensation Committee. The Compensation Committee's responsibilities consist of recommending, reviewing, and approving the salary and other benefits of the Company's officers and employees, including compensation of executive officers of the Company. The Compensation Committee did not meet during the year ended December 31, 1996, because all executive officers of the Company had employment agreements with the Company and no changes were made to any of such agreements.

        Mitchell Rubenstein, Harry T. Hoffman and Dr. Lawrence Gould are the members of the Stock Option Committee. The Stock Option Committee administers the Company's 1993 Stock Option Plan (the "1993 Plan"). The Stock Option Committee did not meet during the year ended December 31, 1996, but rather acted by unanimous consent on seven occasions during such year. During the 1996 fiscal year, there were no nominating or audit committees or other similar committees of the Board of Directors. Rather, these functions were performed by the Board of Directors as a whole.

        During 1997, the Board of Directors has authorized the creation of an Audit Committee, whose members are Laurie S. Silvers and two independent directors, Harry T. Hoffman and Dr. Lawrence Gould. The Audit Committee will be responsible for recommending auditors to be engaged by the Company, assisting with the planning of the audit, reviewing the results from the audit and directing and supervising investigations into matters relating to the audit.

                             EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 1996, 1995 and 1994 to the Chief Executive Officer of the Company and to the President, the only other executive officer of the Company whose total annual salary and bonus during 1996 was $100,000 or more (the Chief Executive Officer and the President are sometimes referred to herein together as the "Named Executive Officers").






                                                                                                           LONG-TERM
                                                                                                          COMPENSATION
                                                              ANNUAL COMPENSATION                            AWARDS
                                               ------------------------------------------------         ----------------
                                                                                                        SHARES
NAME AND PRINCIPAL                                                              OTHER ANNUAL            UNDERLYING
      POSITION                  YEAR           SALARY($)      BONUS($)         COMPENSATION($)          OPTIONS/SARS(#)
------------------              ----           ---------      --------         ---------------          ----------------
Mitchell Rubenstein,            1996            208,811        25,000               7,800(1)               75,000(2)
Chief Executive Officer         1995            199,200        25,000               7,800(1)               72,500(2)
                                1994            151,800        40,000               7,800(1)                  ---

Laurie S. Silvers,              1996            208,811        25,000               7,800(1)               75,000(2)
President                       1995            199,200        25,000               7,800(1)               72,500(2)
                                1994            151,800        40,000               7,800(1)                  ---

----------------

(1)     Represents a car allowance paid to the Named Executive Officer.
(2)     Represents options granted under the Company's 1993 Plan.

        EMPLOYMENT AGREEMENTS. Effective July 1, 1993, the Company entered into five-year employment agreements with each of Mitchell Rubenstein, the Company's Chairman and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President. The terms of each of the employment agreements are automatically extended for successive one-year terms unless the Company or the Named Executive Officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date. Each of the employment agreements provides for an annual salary currently set at $230,433 (subject to automatic cost-of living increases), an annual bonus in an amount determined by the Board of Directors (but not less than $25,000) and an automobile allowance of $650 per month.

        Each employment agreement provides that each of the Named Executive Officers will continue to receive his or her salary until the expiration of the term of the employment agreements if the Named Executive Officer's employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the Named Executive Officer's disability, and that the Named Executive Officer's estate will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which the Named Executive Officer is entitled upon termination of the employment agreement by reason of the Named Executive Officer's death.

        The term Cause is defined in the employment agreements to mean (a) a Named Executive Officer's act or omission which constitutes a willful and material breach of such Named Executive Officer's employment agreement, which is not cured within 30 days after such Named Executive Officer's receipt of notice of such breach, (b) a Named Executive Officer's fraud, embezzlement or misappropriation of the Company's assets or property, or (c) a Named Executive Officer's conviction for a criminal act that is a felony. A termination by the Company of one of the Named Executive Officer's employment without Cause will constitute a termination without Cause of the other Named Executive Officer for purposes of the employment agreements. Each employment agreement also prohibits the Named Executive Officer from directly or indirectly competing with the Company for one year after termination of the employment agreement for any reason except the Company's termination of the Named Executive Officer's employment without Cause.

        If a Change of Control (as defined in the employment agreements) occurs, the employment agreements provide for the continued employment of the Named Executive Officers until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment. The term Change of Control, as used in the employment agreements, is defined to mean
(a) any person's or group's acquisition of 20% or more of the combined voting power of the Company's outstanding securities, or (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction. In addition, following a Change in Control, if the Named Executive Officer's employment is terminated by the Company other than for Cause or by reason of the Named Executive Officer's death or disability, or by the Named Executive Officer for certain specified reasons (such as a reduction of the Named Executive Officer's compensation or diminution of the Named Executive Officer's duties), the Named Executive Officer will receive a lump sum cash payment equal to three times the Named Executive Officer's then-existing base salary and most recent annual bonus.

        OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to each of the Named Executive Officers:

                                                                % OF TOTAL OPTIONS
                                     NUMBER OF SHARES               GRANTED TO             EXERCISE OR
                                   UNDERLYING OPTIONS              EMPLOYEES IN             BASE PRICE          EXPIRATION
             NAME                     GRANTED(#)(1)                FISCAL YEAR              ($/SHARE)              DATE
 ---------------------             ------------------           ------------------         -----------          -----------
 Mitchell Rubenstein                     75,000                        44%                    $6.38               5/16/06

 Laurie S. Silvers                       75,000                        44%                    $6.38               5/16/06


--------------
(1) Represents options granted under the 1993 Plan. Such options are fully exercisable as of November 16, 1996.

        STOCK OPTIONS HELD AT END OF 1996. The following table indicates the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 1996. No options were exercised by the Named Executive Officers during the year ended December 31, 1996.

                                             NUMBER OF UNEXERCISED                           VALUE OF UNEXERCISED
                                          OPTIONS AT FISCAL YEAR END                          IN-THE-MONEY OPTION
                                         ---------------------------------                   AT FISCAL YEAR END(1)
                                                                                      ------------------------------------
              NAME                       EXERCISABLE         UNEXERCISABLE            EXERCISABLE            UNEXERCISABLE
------------------------                 -----------         -------------            -----------            -------------
 Mitchell Rubenstein                    18,125                  129,375                   $-0-                    $-0-

 Laurie S. Silvers                      18,125                  129,375                   $-0-                    $-0-



(1) There were no in-the-money options for the Named Executive Officers at December 31, 1996.

        LONG-TERM INCENTIVE AND PENSION PLANS. The Company does not have any long-term incentive or pension plans.

        COMPENSATION OF DIRECTORS. Directors of the Company who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $1,000 for each meeting of the Board of Directors attended, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. The Company has established for the non-employee directors the Director's Stock Option Plan (the "Directors Plan"), which provides for automatic grants to each non-employee director of options to purchase shares of Common Stock having a market value at the time of grant equal to $25,000 (i) upon a person's election as a director and (ii) each year thereafter upon such person's reelection as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of the grant. A total of 50,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Directors Plan. Options granted under the Directors Plan become exercisable six months after the date of grant and expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. No new stock option grants can be made under the Directors Plan after July 2003. As of December 31, 1996, options to purchase 29,464 shares of Common Stock were outstanding under the Directors Plan as follows:

                                          NUMBER OF
                                       SHARES SUBJECT            EXERCISE                                 EXPIRATION
         NAME OF DIRECTOR                TO OPTIONS               PRICE            GRANT DATE                DATE
----------------------------           --------------            --------          ----------             ----------
Harry T. Hoffman                            3,125                 $8.00             11/1/93                 11/1/03
                                            4,762                 $5.25             8/23/96                 8/23/06

Dr. Lawrence Gould                          3,125                 $8.00             11/1/93                 11/1/03
                                            4,762                 $5.25             8/23/96                 8/23/06

Deborah J. Simon                            4,166                 $6.00             11/8/95                 11/8/05
                                            4,762                 $5.25             8/23/96                 8/23/06

John W. Waller, III                         4,762                 $5.25             8/23/96                 8/23/06


        See "Certain Transactions--Consulting Agreements" for a description of consulting agreements between the Company and certain of its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All compensation decisions during 1996 were made by the Compensation Committee, which at the time of such decisions consisted of Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg. No changes to the compensation of any of the foregoing persons was made in 1996. As of the date hereof, the Compensation Committee consists of Mitchell Rubenstein, Harry T. Hoffman and Dr. Lawrence Gould.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

        The Company was incorporated on January 22, 1993 by Mitchell Rubenstein and Laurie S. Silvers, whose initial capital contribution for the 1,969,192 shares of Common Stock issued to them as tenants by the entirety was $50,000. Mr. Rubenstein and Ms. Silvers also purchased an additional 25,000 shares of Common Stock in the Company's initial public offering (the "IPO") for $200,000.

        In 1993, the Company sold to Dr. Martin H. Greenberg, a director of the Company, James R. Fisher and Louis Taylor, 30,881, 10,808 and 10,294 shares of Common Stock, respectively, for aggregate purchase prices of $100,000, $35,000 and $50,000, respectively. The Company's subscription agreements with Dr. Greenberg and Messrs. Fisher and Taylor provided that in the event the Company issued shares in an initial public offering for less than a certain price, the Company would issue them, for no additional consideration, a certain number of additional shares based on the public offering price per share. Pursuant to their respective subscription agreements, upon consummation of the IPO, the Company issued to Dr. Greenberg and Mr. Taylor an additional 6,619 and 8,456 shares of Common Stock, respectively, and did not issue any additional shares of Common Stock to Mr. Fisher.

        The Company's subscription agreements with Mitchell Rubenstein and Laurie S. Silvers, Dr. Martin H. Greenberg, James R. Fisher and Louis Taylor grant each of such persons certain "piggyback" registration rights under the Securities Act for the shares issued to them pursuant to such agreements. Pursuant to such registration rights, each of these individuals is entitled, subject to certain exceptions, to have all or part of their shares of the Company's common stock included, at the Company's expense, in any registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act").

ASBURY PARK PRESS

        In July 1993, the Company and Asbury Park Press entered into a stock purchase agreement pursuant to which Asbury Park Press acquired an aggregate of 400,000 shares of Common Stock for $1,250,000, $1,000,000 of which was payable in cash installments and $250,000 of which was payable in the form of services rendered at the Company's request any time during the three years following the date of the agreement. The Company has granted to Asbury Park Press certain "piggyback" registration rights under the Securities Act for the shares of Common Stock purchased by it from the Company.

        In July 1993, Mitchell Rubenstein and Laurie S. Silvers entered into a stock option agreement with Asbury Park Press, at the request of Asbury Park Press, pursuant to which they granted Asbury Park Press a two-year option to purchase a number of shares of Common Stock equal to 2.5% of the total number of shares of the Company's common stock outstanding from time to time from them for an exercise price of $250,000. In January 1995, Asbury Park Press exercised the option and purchased 98,229 shares of Common Stock from Mr. Rubenstein and Ms. Silvers. Asbury Park Press has no further rights to purchase additional shares of Common Stock from Mr. Rubenstein and Ms. Silvers.

        In July 1995, the Company granted Asbury Park Press an option to purchase 100,000 shares of Common Stock at a price of $6.13 per share (the "Asbury Option"). The Asbury Option is exercisable until July 2000. The Company currently has no other outstanding agreements with Asbury Park Press.

TOMORROW ACQUISITION

        During the fourth quarter of 1994, the Company acquired a controlling interest in the book licensing and packaging business conducted by Dr. Martin H. Greenberg, a director of the Company, and Tomorrow, Inc., a corporation owned by Dr. Greenberg and his wife (the "Tomorrow Acquisition"). As a result of these transactions, the book licensing and packaging business formerly conducted by Dr. Greenberg and Tomorrow, Inc. is now held in Tekno Books, a general partnership, 51% of which is owned by the Company and 49% of which is owned by Dr. Greenberg. Dr. Greenberg serves as Chief Executive Officer of Tekno Books.

        The Tomorrow Acquisition was effected through the following transactions: (i) a newly formed subsidiary of the Company merged with Tomorrow, Inc., whereupon Dr. Greenberg and his wife, the sole shareholders of Tomorrow, Inc., received an aggregate of 183,334 shares of Common Stock in consideration for their interests in Tomorrow, Inc.; (ii) following the merger, Tomorrow, Inc. (which was then a wholly owned subsidiary of the Company) and Dr. Greenberg formed a partnership ("Tekno Books"), to which Tomorrow, Inc. contributed all of its assets in exchange for a 34.375% interest and Dr. Greenberg contributed substantially all of his rights, including royalties and other income, to market, sell and distribute books, magazines and other publications packaged, printed, produced, published and/or otherwise created by him or pursuant to any contract between him and any author or collaborator in exchange for a 65.625% interest; and (iii) the Company purchased from Dr. Greenberg a 16.625% interest in Tekno Books for $500,000 cash. In connection with the Tomorrow Acquisition, the Company agreed to repurchase up to 50,000 of the shares of Common Stock issued to Dr. Greenberg and his wife in the Tomorrow Acquisition at a price of $6.00 per share if either (i) the Company raised in excess of $1,000,000 in capital through the sale of its securities prior to September 9, 1995 and they so elect or (ii) they otherwise request the Company to do so at certain times prior to May 1996. The Greenbergs did not exercise such rights and such rights have expired.

CONSULTING AGREEMENTS

        In February 1993, the Company entered into a consulting agreement with Dr. Martin H. Greenberg pursuant to which Dr. Greenberg agreed to render advisory and consulting services to the Company, including identifying best-selling authors to create characters for the Company and negotiating agreements with such authors, arranging for the publication of prose novels and anthologies for children and adults based on the Company's characters and comic books, and attending trade shows and conventions on the Company's behalf. The consulting agreement will expire in November 2003, unless terminated earlier, which termination may only take place under certain conditions. Pursuant to the consulting agreement, in November 1993 Dr. Greenberg began receiving consulting fees of $30,000 per year and was granted options to purchase 6,250 shares of Common Stock at an exercise price of $8.00 per share. In connection with the Tomorrow Acquisition, the consulting agreement was amended on December 9, 1994
(i) to provide that Dr. Greenberg will have the exclusive right to package book novelizations based on the Company's entertainment properties, and (ii) in lieu of future annual stock option grants to which Dr. Greenberg was entitled under the original agreement, to grant Dr. Greenberg options to purchase 17,778 shares of Common Stock at an exercise price of $8.4375 per share.

        In July 1993, the Company entered into consulting agreements with each of Messrs. Jules L. Plangere, Jr. (Chairman of the Board of Asbury Park Press),
E. Donald Lass (President and Chief Executive Officer of Asbury Park Press), Robert E. McAllan (President of Press Broadcasting Company, Inc., a subsidiary of Asbury Park Press) and Alfred D. Colantoni (Chief Financial Officer of Asbury Park

Press and other subsidiaries and affiliates of New Jersey Press) (individually, a "Consultant" and collectively, the "Consultants"), pursuant to which each Consultant agreed, in his individual capacity, to render advisory and consulting services to the Company with respect to the publishing, communications and printing industries. In consideration for their services, each Consultant received at the end of each six-month period during the term of the agreements $12,500, at the option of the Consultant, in cash or in stock options, exercisable for nominal consideration, to purchase a number of shares of Common Stock having a market value at the time of payment equal to $12,500. The consulting agreements, which were scheduled to expire in July 1995, were extended in May 1995 for a two-year period, provided that all subsequent compensation thereunder was payable solely in stock options. As of the date hereof, the consulting agreements have expired and have not been renewed by mutual agreement of the parties.

AUGUST 1995 PRIVATE OFFERING

        In August 1995, the Company sold 650,000 shares of its Common Stock for $6.25 per share in a private offering and realized gross proceeds of $4,062,500 and net proceeds of $3,435,738, after deducting fees of the placement agent and other professional fees and related expenses. Pursuant to registration rights granted in connection with the private offering, the Company has registered the 650,000 shares of Common Stock sold therein for resale under the Securities Act by the holders thereof. Asbury Park Press and Tekno Simon each invested in the private offering $1,000,000 for 160,000 shares of Common Stock. Contemporaneously with the private offering, the Company also entered into an agreement to sell to two investors, for $250,000 and $249,600, respectively, immediately exercisable four-year warrants to purchase an aggregate of 240,000 shares of Common Stock at an exercise price of $6.25 per share (the "Offering Warrants"). One investor, who participated in the August 1995 private offering, has paid for his Offering Warrants in full and the second investor, Martin Ergas, who subsequently purchased Canadian franchise rights from the Company has paid $240,900 as of the date hereof and the remaining $8,700 is expected to be received by May 1998.

INVESTMENTS BY AFFILIATE OF SIMON DEBARTOLO GROUP

        To facilitate expansion of its retail division, the Company established a long-term relationship with the largest U.S. shopping mall developer, the Simon DeBartolo Group (formerly known as the Simon Property Group), and its Co-Chairman, Melvin Simon. Tekno Simon, an affiliate of Mr. Simon, initially invested $1,000,000 in shares of the Company's Common Stock in the Company's August 1995 private placement. See "-- August 1995 Private Offering," above. Additionally, pursuant to the Simon Stock Purchase Agreement entered into in November 1995 and as amended October 1996, Tekno Simon has also invested a total of $2,000,000. Of such investment, $1,360,000 was used to acquire 217,600 shares of Company's Series A Preferred Stock to fund the costs of developing 17 Entertainment Super/Registered Mark/Kiosks, and $640,000 was used to acquire 121,393 shares of the Company's Series B Preferred Stock to fund the costs of developing eight additional kiosks.

        The Series A Preferred Stock has a stated value of $6.25 per share and accrues non-cash dividends, payable quarterly in shares of Common Stock based on prevailing market prices for the Common Stock. The dividends accrue on the stated value of the outstanding shares of the Series A Preferred Stock at a variable rate equal to a specified bank prime rate (8.5% as of the date hereof). During the two-year period commencing on November 28, 1995, the Series A Preferred Stock is convertible at the option of the holder into shares of Common Stock on a one-for-one basis. After the conversion period expires, the Series A Preferred Stock will be redeemable at any time after November 28, 1997 at the Company's option for $7.1875 per share in cash. Except as otherwise required by law, the holders of the Series A Preferred Stock will be entitled to vote together with the holders of Common Stock on all matters, with each share of Series A Preferred Stock having one vote. The Series A Preferred Stock will have a liquidation preference of $7.1825 per share over the Common Stock. The holders of the Series A Preferred Stock have certain demand and "piggyback" registration rights to have such shares and the shares of Common Stock issued upon conversion thereof or as dividends thereunder registered by the Company for sale by such holders under the Securities Act.

        The terms of the Series B Preferred Stock are identical to those of the Series A Preferred Stock, except that the Series B Preferred Stock has a purchase price adjustment provision. The purchase price of the Series B Preferred Stock was adjusted on March 31, 1997 (for the first four fundings) and upon completion of each subsequent funding, based on the market prices of the Common Stock at the time of each such funding.

        Pursuant to the Simon Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of Series A Preferred Stock and Series B Preferred Stock purchased pursuant to the stock purchase agreement, as amended (or shares of Common Stock issued or issuable upon conversion thereof), and (ii) the shares of Common Stock purchased by Tekno Simon in the Company's August 1995 private offering. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers, Asbury Park Press and Dr. Martin H. Greenberg, have agreed to vote their shares of Common Stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah
J. Simon.

        The Simon DeBartolo Group and other affiliates of Tekno Simon are party to various leases with the Company for certain of the Company's Entertainment Super/bullet/Kiosks and its in-line store at the Mall of America.

LINE OF CREDIT

        The Company's Chairman of the Board and Chief Executive Officer and the Company's Vice Chairman and President extended to the Company a $1.1 million line of credit facility providing for interest-only payments calculated at the JP Morgan Bank prime rate of interest. The line of credit is prepayable at any time without penalty by the Company and is payable on demand of the holders. As of June 30, 1997, the Company had a balance outstanding of $912,000 under this line of credit, which was repaid in full subsequent to June 30, 1997. The line of credit currently remains available to the Company.

APPROVAL OF AFFILIATED TRANSACTIONS

        All transactions between the Company and its directors, executive officers and principal shareholders have been, and in the case of future transactions will be, on terms no less favorable than could be obtained from unaffiliated third parties and have been, and in the case of future transactions will be, subject to approval by a majority of the independent, disinterested directors of the Company.

       PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Arthur Andersen LLP, independent public accountants, served as the Company's independent public accountants for the year ending December 31, 1996. The Board of Directors, by a unanimous written consent dated September 22, 1997, directed that management submit the appointment of Arthur Andersen LLP for ratification by the shareholders at the Annual Meeting as the Company's independent public accountants for the current year ending December 31, 1997. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

        THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                  OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

        Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than June 16, 1998.

                             ADDITIONAL INFORMATION

        A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 is being provided to shareholders with this Proxy Statement.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Laurie S. Silvers, Secretary

October 14, 1997
Boca Raton, Florida

                            BIG ENTERTAINMENT, INC.
                                     PROXY
           Solicited by the Board of Directors for the Annual Meeting
                          to be held November 13, 1997

     The undersigned hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, the proxy or proxies of the undersigned, with full power of substitution to vote all shares of the capital stock of Big Entertainment, Inc., a Florida corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 13, 1997, or adjournments thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            BIG ENTERTAINMENT, INC.

                               NOVEMBER 13, 1997

---------------Please Detach and Mail in the Envelope Provided------------------

A [X] Please mark your
      votes as in this
      example.



                                For all nominees
                           listed at right (except as     Withhold authority to
                                 marked to the            vote for all nominees
                                contrary below)              (listed at right)
PROPOSAL 1:
  Elect Directors.                   [ ]                          [ ]

(To withhold your vote for any nominee or nominees,
print the name(s) below.)
___________________________________________________


NOMINEES: Mitchell Rubenstein
          Harry T. Hoffman
          E. Donald Lass
          Laurie S. Silvers
          Dr. Lawrence Gould
          Deborah J. Simon
          Dr. Martin H. Greenberg
          Jules L. Plangere, Jr.

                                                        FOR   AGAINST   ABSTAIN
PROPOSAL 2: Ratify Selection of Arthur Andersen LLP
            as Independent Public Accountants.          [ ]     [ ]       [ ]

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE_____________________ _________________________ Dated:___________ 1997
                               SIGNATURE IF HELD JOINTLY
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SHARES ARE
      REGISTERED IN MORE THAN ONE NAME, THE SIGNATURES OF ALL SUCH HOLDERS ARE REQUIRED. A CORPORATION SHOULD SIGN IN THE FULL CORPORATION NAME BY A DULY AUTHORIZED OFFICER, STATING SUCH OFFICER'S TITLE AND OFFICIAL CAPACITY, GIVING THE FULL TITLE AS SUCH. A PARTNERSHIP SHOULD SIGN IN THE PARTNERSHIP NAME BUY AN AUTHORIZED PERSON, STATING SUCH PERSON'S TITLE AND RELATIONSHIP TO THE PARTNERSHIP.